                                                                 EXHIBIT 23.03



                     Consent of Independent Accountants

We hereby consent to the use in Amendment 2 of Snowball.com on Form S-1 of our report dated December 9, 1999, relating to the audited financial statements of Extreme Interactive Media, Inc., which appear in such registration statement. We also consent to the reference to us under heading "Experts" in such registration statement.

Sincerely,

/s/ Hamilton & Associates, Inc.
Hamilton & Associates, Inc.

February 25, 2000